EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2017

NEW YORK, Aug. 08, 2017 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ:PFLT) announced today financial results for the third fiscal quarter ended June 30, 2017.

HIGHLIGHTS
Quarter ended June 30, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$769.6
Net assets	$456.3
Net asset value per share	$14.05
Credit Facility	$293.7

Yield on debt investments at quarter-end	8.2%

Operating Results:
Net investment income	$8.2
GAAP net investment income per share	$0.25
Capital gain incentive fee and accrued but not payable per share	$0.02
Core net investment income per share (2)	$0.27
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments (1)	$207.6
Sales and repayments of investments	$172.9

Number of new portfolio companies invested	4
Number of existing portfolio companies invested	14
Number of portfolio companies at quarter-end	86

(1) Includes PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture.
(2) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the charges related to incentive fee on realized gains and incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 9, 2017

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 9, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 327-5138 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2280. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 23, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3671925.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2017, our portfolio totaled $698.9 million and consisted of $613.3 million of senior secured debt, $32.4 million of second lien secured debt, $32.5 million of subordinated debt and $20.7 million of preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 9% where the London Interbank Offered Rate, or LIBOR, was below the floor) and 1% fixed-rate investments. As of June 30, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.4 million. Our overall portfolio consisted of 86 companies with an average investment size of $8.1 million, had a weighted average yield on debt investments of 8.2%, and was invested 88% in senior secured debt, 4% in second lien secured debt, 5% in subordinated debt and 3% in preferred and common equity.

As of September 30, 2016, our portfolio totaled $598.9 million and consisted of $548.4 million of senior secured debt, $36.6 million of second lien secured debt and $13.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% where the applicable LIBOR was below the floor) and 1% fixed-rate investments. As of September 30, 2016, we had one company on non-accrual, representing 0.2% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.0 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.1 million, had a weighted average yield on debt investments of 7.8%, and was invested 92% in senior secured debt, 6% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended June 30, 2017, we invested $136.7 million in four new and 14 existing portfolio companies with a weighted average yield on debt investments of 8.3%. Sales and repayments of investments for the three months ended June 30, 2017 totaled $172.9 million. For the nine months ended June 30, 2017, we invested $407.8 million in 25 new and 37 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the nine months ended June 30, 2017 totaled $314.8 million.

For the three months ended June 30, 2016, we invested $101.2 million in 14 new and six existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the three months ended June 30, 2016 totaled $40.3 million. For the nine months ended June 30, 2016, we invested $257.7 million in 29 new and 16 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the nine months ended June 30, 2016 totaled $97.1 million.

In May 2017, we and Trinity Universal Insurance Company, or Trinity, a subsidiary of Kemper Corporation (NYSE:KMPR), or Kemper, formed PSSL. PSSL invests primarily in middle-market and other corporate debt securities consistent with our strategy. PSSL was formed as a Delaware limited liability company.

As of June 30, 2017, PSSL’s portfolio totaled $70.7 million. PSSL’s debt portfolio consisted of 100% variable-rate investments (including 7% where LIBOR was below the floor). Overall, the portfolio had net unrealized appreciation of less than $0.1 million. PSSL’s overall portfolio consisted of 14 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.5%, and was invested 100% in senior secured debt.

For the period May 4, 2017 (inception) through June 30, 2017, PSSL invested $70.7 million in 14 new portfolio companies with a weighted average yield on debt investments of 6.7%. There were no sales for the same period.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2017 and 2016.

Investment Income

Investment income for the three and nine months ended June 30, 2017 was $15.2 million and $41.0 million, respectively, and was attributable to $13.9 million and $37.1 million from senior secured loans and $1.3 million and $3.9 million from second lien secured debt and subordinated debt. This compares to investment income for the three and nine months ended June 30, 2016, which was $10.8 million and $30.9 million, respectively, and was attributable to $9.0 million and $26.0 million from senior secured loans and the remainder from second lien secured debt and subordinated debt. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2017 totaled $7.0 million and $18.0 million, respectively. Base management fee for the same periods totaled $1.8 million and $5.1 million, incentive fee totaled $1.4 million (including $0.2 million on realized gains and $0.4 million on unrealized gains accrued but not payable) and $3.4 million (including $0.2 million on realized gains and $0.9 million on unrealized gains accrued but not payable), our multi-currency, senior secured revolving credit facility, or the Credit Facility, expenses totaled $2.5 million and $6.3 million, general and administrative expenses totaled $1.2 million and $3.0 million and provision for taxes totaled $0.1 million and $0.2 million, respectively. This compares to expenses for the three and nine months ended June 30, 2016, which totaled $4.0 million and $11.7 million, respectively. Base management fee for the same periods totaled $1.3 million and $3.6 million, incentive fee totaled $0.5 million and $1.3 million, Credit Facility expenses totaled $1.3 million and $4.2 million (including $0.9 million of amendment expenses) and general and administrative expenses totaled $0.9 million and $2.6 million, respectively. The increase in expenses compared with the same periods in the prior year was primarily due to increases in base management and incentive fees as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $8.2 million and $23.0 million, or $0.25 and $0.78 per share, for the three and nine months ended June 30, 2017, respectively. Core net investment income, a non-GAAP financial measure, totaled $8.9 million and $24.2 million, or $0.27 and $0.82 per share, for the three and six months ended June 30, 2017, respectively. Net investment income totaled $6.8 million and $19.2 million, or $0.26 and $0.72 per share, for the three and nine months ended June 30, 2016, respectively. The increase in net investment income compared to the same period in the prior year was primarily due to the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2017 totaled $172.9 million and $314.8 million and net realized gains totaled $2.5 million and $5.0 million, respectively. Sales and repayments of investments totaled $40.3 million and $97.1 million and realized gains (losses) totaled $0.2 million and $(2.0) million for the three and nine months ended June 30, 2016, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and nine months ended June 30, 2017, we reported a net change in unrealized appreciation on investments of $0.6 million and $0.4 million, respectively. For the three and nine months ended June 30, 2016, we reported a net change in unrealized appreciation (depreciation) on investments of $6.1 million and $(0.1) million, respectively. As of June 30, 2017 and September 30, 2016, our net unrealized appreciation on investments totaled $1.4 million and $1.0 million, respectively. The net change in unrealized appreciation on our investments was driven primarily by changes in capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) on investments that were sold.

For the three and nine months ended June 30, 2017, our Credit Facility had a net change in unrealized appreciation of $1.9 million and $3.0 million, respectively. For the three and nine months ended June 30, 2016, our Credit Facility had a net change in unrealized depreciation of $0.3 million and $0.5 million, respectively. As of June 30, 2017 and September 30, 2016, net unrealized (appreciation) depreciation on our Credit Facility totaled $(2.5) million and $0.5 million, respectively. The change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $9.3 million and $25.5 million, or $0.29 and $0.86 per share, respectively, for the three and nine months ended June 30, 2017. This compares to a net change in net assets resulting from operations which totaled $13.4 million and $17.6 million, or $0.50 and $0.66 per share, respectively, for the three and nine months ended June 30, 2016. The decrease/increase in the change in net assets from operations compared to the same periods in the prior year was primarily due to changes in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2017 and September 30, 2016, we had $291.2 million and $232.9 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had an interest rate of 3.00% and 2.57%, as of June 30, 2017 and September 30, 2016, respectively, excluding the undrawn commitment fees of 0.375%. The annualized weighted average cost of debt for the nine months ended June 30, 2017 and 2016, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, was 3.02% and 5.01%, respectively.

As of June 30, 2017 and September 30, 2016, we had $83.8 million and $117.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

At June 30, 2017 and September 30, 2016, we had cash equivalents of $49.0 million and $28.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $93.9 million for the nine months ended June 30, 2017, and our financing activities provided cash of $113.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our recent equity offering and net borrowings under the Credit Facility.

Our operating activities used cash of $143.2 million for the nine months ended June 30, 2016, and our financing activities provided cash of $138.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

RECENT DEVELOPMENTS

Subsequent to quarter-end, we were awarded approximately 14 cents per share in a litigation settlement related to a former portfolio company of MCG Capital Corporation.

DISTRIBUTIONS

During the three and nine months ended June 30, 2017, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $9.3 million and $25.6 million, respectively. For the same periods in the prior year, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $7.6 million and $22.9 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2017	September 30, 2016
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$661,580,331 and $597,910,267, respectively)	$662,907,256	$598,887,525
Controlled, affiliated investments (cost—$36,000,000 and $0, respectively)	36,022,425	—
Total of investments (cost—$697,580,331 and $597,910,267, respectively)	698,929,681	598,887,525
Cash and cash equivalents (cost—$48,866,893 and $28,903,359, respectively)	48,951,746	28,910,973
Interest receivable	3,169,817	2,480,406
Receivable for investments sold	24,940,277	—
Prepaid expenses and other assets	1,262,233	1,141,191
Total assets	777,253,754	631,420,095
Liabilities
Distributions payable	3,085,607	2,539,357
Payable for investments purchased	18,421,879	14,935,970
Credit Facility payable (cost—$291,209,500 and $232,907,500, respectively)	293,663,760	232,389,498
Interest payable on Credit Facility	851,952	531,926
Base management fee payable	1,790,695	1,458,625
Performance-based incentive fee payable	3,036,941	3,454,914
Accrued other expenses	91,202	202,977
Total liabilities	320,942,036	255,513,267
Commitments and contingencies
Net assets
Common stock, 32,480,074 and 26,730,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	32,480	26,730
Paid-in capital in excess of par value	451,705,066	371,194,366
Undistributed net investment income	2,009,837	4,559,646
Accumulated net realized gain (loss) on investments	3,584,392	(1,376,788)
Net unrealized appreciation on investments	1,434,203	984,872
Net unrealized (appreciation) depreciation on Credit Facility	(2,454,260)	518,002
Total net assets	$456,311,718	$375,906,828
Total liabilities and net assets	$777,253,754	$631,420,095
Net asset value per share	$14.05	$14.06

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$14,695,276	$10,555,165	$39,564,205	$28,794,610
Other income	451,597	226,431	1,434,834	2,005,698
From controlled, affiliated investments:
Interest	43,962	21,429	43,962	105,502
Total investment income	15,190,835	10,803,025	41,043,001	30,905,810
Expenses:
Base management fee	1,790,695	1,297,595	5,117,839	3,556,451
Performance-based incentive fee	1,444,896	497,716	3,367,931	1,336,660
Interest and expenses on the Credit Facility	2,398,520	1,276,288	6,197,592	3,338,863
Administrative services expenses	561,250	200,000	1,683,750	600,000
Other general and administrative expenses	607,499	701,555	1,322,499	1,985,568
Expenses before provision for taxes and amendment costs	6,802,860	3,973,154	17,689,611	10,817,542
Provision for taxes	90,000	—	205,000	—
Credit Facility amendment costs	112,736	—	112,736	907,722
Total expenses	7,005,596	3,973,154	18,007,347	11,725,264
Net investment income	8,185,239	6,829,871	23,035,654	19,180,546
Realized and unrealized gain (loss) on investments and Credit Facility:
Net realized gain (loss) on investments	2,451,169	189,623	4,961,180	(1,974,097)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	625,872	6,082,410	426,906	(136,573)
Controlled, affiliated investments	22,425	—	22,425	—
Credit Facility (appreciation) depreciation	(1,942,856)	317,438	(2,972,262)	532,521
Net change in unrealized (depreciation) appreciation on investments and Credit Facility	(1,294,559)	6,399,848	(2,522,931)	395,948
Net realized and unrealized gain (loss) from investments and Credit Facility	1,156,610	6,589,471	2,438,249	(1,578,149)
Net increase in net assets resulting from operations	$9,341,849	$13,419,342	$25,473,903	$17,602,397
Net increase in net assets resulting from operations per common share	$0.29	$0.50	$0.86	$0.66
Net investment income per common share	$0.25	$0.26	$0.78	$0.72

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate loans, which may consist of senior secured debt, mezzanine debt, and, to a lesser extent, equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com